                                                                    Exhibit 3.10

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              CAREY LOUISIANA INC.

                  CAREY LOUISIANA INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the

"Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article First of the Certificate of Incorporation of the Corporation be amended, and as amended said Article shall be and read in its entirety as follows:

                           "FIRST:  The name of the Corporation is Carey Salt
                  Company (hereinafter sometimes called the "Corporation").

                  SECOND: That in lieu of a meeting and vote of stockholders, the holders of all of the outstanding stock the Corporation have given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the Corporation has caused this

certificate of amendment to be signed by Richard J. Nick, its Vice President,

and attested by Richard J. Donahue, its Secretary, as of the 2nd day of

November, 1990.

                                             CAREY LOUISIANA INC.


                                             By:  ______________________________
                                                      Richard J. Nick
                                                      Vice President


ATTEST:  ________________________________
                 Richard J. Donahue
                 Secretary